FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐
___________________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)
___________________________

Aeroflex Incorporated
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1974412 (I.R.S. employer identification no.)

35 South Service Road P.O. Box 6022 Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Aeroflex Colorado Springs, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0822182 (I.R.S. employer identification no.)
4350 Centennial Blvd. Colorado Springs, Colorado (Address of principal executive offices)	80907 (Zip code)

Aeroflex High Speed Test Solutions, Inc.
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	26-2570692 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Aeroflex/Inmet, Inc.
(Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-3178661 (I.R.S. employer identification no.)
300 Dino Drive Ann Arbor, Michigan (Address of principal executive offices)	48103 (Zip code)

Aeroflex/KDI, Inc.
(Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-3283270 (I.R.S. employer identification no.)
60 South Jefferson Road Whippany, New Jersey (Address of principal executive offices)	07981 (Zip code)

Aeroflex/Metelics, Inc.
(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2532962 (I.R.S. employer identification no.)
975 Stewart Drive Sunnyvale, California (Address of principal executive offices)	94086 (Zip code)

Aeroflex Microelectronic Solutions, Inc.
(Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	86-1079255 (I.R.S. employer identification no.)
310 Dino Drive Ann Arbor, Michigan (Address of principal executive offices)	48103 (Zip code)

Aeroflex Plainview, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2774706 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Aeroflex/Weinschel, Inc.
(Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-3260794 (I.R.S. employer identification no.)
5305 Spectrum Drive Frederick, Maryland (Address of principal executive offices)	21703 (Zip code)

Aeroflex Wichita, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-0777904 (I.R.S. employer identification no.)
10200 West York Street Wichita, Kansas (Address of principal executive offices)	67215 (Zip code)

Aeroflex Bloomingdale, Inc.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-1735010 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Aeroflex International Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	66-0361729 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Aeroflex Properties Corp.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-3567221 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

AIF Corp.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0301369 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Comar Products Inc.
(Exact name of obligor as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1428789 (I.R.S. employer identification no.)
35 South Service Road Plainview, New York (Address of principal executive offices)	11803 (Zip code)

IFR Finance, Inc.
(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-1197644 (I.R.S. employer identification no.)
10200 West York Street Wichita, Kansas (Address of principal executive offices)	67215 (Zip code)

IFR Systems, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1197645 (I.R.S. employer identification no.)
10200 West York Street Wichita, Kansas (Address of principal executive offices)	67215 (Zip code)

MCE Asia, Inc.
(Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-3601102 (I.R.S. employer identification no.)
310 Dino Drive Ann Arbor, Michigan (Address of principal executive offices)	48103 (Zip code)

MicroMetrics, Inc.
(Exact name of obligor as specified in its charter)

New Hampshire (State or other jurisdiction of incorporation or organization)	02-0404118 (I.R.S. employer identification no.)
54 Grenier Field Road Londonderry, New Hampshire (Address of principal executive offices)	03052 (Zip code)
___________________________

11.75% Senior Notes due February 15, 2015
(Title of the indenture securities)

1.           General information.  Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of December, 2008.

THE BANK OF NEW YORK MELLON

By:	/s/ SCOTT KLEIN
Name: SCOTT KLEIN
Title: ASSISTANT TREASURER

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	44,129,000
Interest-bearing balances	48,207,000
Securities:
Held-to-maturity securities	7,661,000
Available-for-sale securities	39,616,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	877,000
Securities purchased under agreements to resell	4,598,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	46,218,000
LESS: Allowance for loan and lease losses	324,000
Loans and leases, net of unearned income and allowance	45,894,000
Trading assets	6,900,000
Premises and fixed assets (including capitalized leases)	1,087,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	858,000
Not applicable
Intangible assets:
Goodwill	5,026,000

Other intangible assets	1,619,000
Other assets	12,220,000
Total assets	218,699,000
LIABILITIES
Deposits:
In domestic offices	103,521,000
Noninterest-bearing	80,077,000
Interest-bearing	23,444,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	67,951,000
Noninterest-bearing	2,259,000
Interest-bearing	65,692,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,367,000
Securities sold under agreements to repurchase	76,000
Trading liabilities	5,676,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	12,514,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,209,000
Total liabilities	205,804,000
Minority interest in consolidated subsidiaries	473,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	6,764,000
Retained earnings	6,564,000
Accumulated other comprehensive income	-2,041,000
Other equity capital components	0
Total equity capital	12,422,000
Total liabilities, minority interest, and equity capital	218,699,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Steven G. Elliott Robert P. Kelly	| | |	Directors